UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2019

BANJO & MATILDA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54277	27-1519178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Innovation Centre #1, 3998 FAU Blvd., Suite 309 Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 491-9595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This report may contain “forward-looking statements” within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include statements we make concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. Some forward-looking statements appear under the headings “Risk Factors,” and “Business.” When used in this report, the words “estimates,” “expects,” “anticipates,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “foresees,” “seeks,” “likely,” “may,” “might,” “will,” “should,” “goal,” “target” or “intends” and variations of these words or similar expressions (or the negative versions of any such words) are intended to identify forward-looking statements. All forward-looking statements are based upon information available to us on the date of this report.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, the matters discussed in this report in the sections captioned “Risk Factors,” and “Business.” Some of the factors that we believe could affect our results include:

•	limitations on our ability to continue operations and implement our business plan;

•	our history of operating losses;

•	the timing of and our ability to obtain financing on acceptable terms;

•	the effects of changing economic conditions;

•	the loss of members of the management team or other key personnel;

•	competition from larger, more established companies with greater economic resources than we have;

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•	costs and other effects of legal and administrative proceedings, settlements, investigations and claims, which may not be covered by insurance;

•	costs and damages relating to pending and future litigation;

•	the impact of additional legal and regulatory interpretations and rulemaking and our success in taking action to mitigate such impacts;

•	control by our principal equity holders; and

•	the other factors set forth herein, including those set forth under “Risk Factors.”

There are likely other factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. All forward-looking statements attributable to us in this report apply only as of the date of this report and are expressly qualified in their entirety by the cautionary statements included in this report. We undertake no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by law.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On April 16, 2019, Banjo & Matilda, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with American Aviation Technologies, LLC (“AAT”) pursuant to which the Company agreed to acquire all of the membership units of AAT (the “Exchange”) with AAT becoming a wholly owned subsidiary of the Company. Consummation of the Exchange was effective on September 30, 2019. Pursuant to the Exchange Agreement, the Company a) agreed to issue 2,750,000 shares of the Company’s Series A Preferred Stock to the members of AAT, b) agreed to issue 206,831 shares of the Company’s Series A Preferred Stock to various parties to settle outstanding debt and threatened litigation, c) agreed to issue 170,000 shares of the Company’s Series A Preferred Stock for consulting services, and d) spun out the right, title and interest in its two subsidiaries; Banjo & Matilda (USA), Inc. and Banjo & Matilda Australia Pty LTD, including all related assets and liabilities.

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The Company is delinquent in its SEC reporting obligations, and the management will work expeditiously to regain current status as soon as practicable.

In connection with the Exchange, the Company’s Certificate of Incorporation will be amended to (a) change the Company’s name and (b) increase the Company’s authorized shares to 5,000,000,000 shares of Common Stock and 100,000,000 shares of Preferred Stock.

AAT is a privately held company that was incorporated in the State of Florida in August 6, 2018 for the purpose of aircraft design and development.

OUR BUSINESS

Introduction

Throughout history, aviation has been at the leading edge of many important technological, design and engineering breakthroughs. The ability to evolve and innovate has been a critical factor in the industry’s tremendous growth and led to a more prosperous and interconnected global economy. Aviation continues to adapt to ongoing challenges and opportunities with technology-based solutions in the areas of design, safety, efficiency, maintenance and environmental impact. These advancements are producing next generation aircraft with more specialized features to serve niche markets and improve service in response to changing consumer demands, further demonstrating the industry’s commitment to expanding its traditional boundaries.

Company Overview

American Aviation Technologies (“AAT” or the “Company”) is an aircraft design and development company dedicated to advancing aeronautical safety and performance through new and innovative concepts. Among the most revolutionary is the “Halo,” a powered lift ducted fan system which allows a seamless transition from vertical to forward flight with unprecedented operational flexibility. Halo’s patent-pending VTOL (vertical take-off and landing) configuration features a unique rotatable ring-wing, dual shrouded contra-rotating impellers, a central axle-mounted payload compartment and the ability to take off or land on almost any surface, including water. The distinctive format of Halo is evidenced by the June 2019 Notice of Allowance from the U.S. Patent and Trademark Office, granting Halo’s major claims and indicating the agency’s intent to issue a patent. In October 2018, AAT acquired all rights to the Halo aircraft design, including any prospective patents or applications for patents, through an intellectual property assignment by its inventor. As a scalable and multi-purpose platform, the aircraft’s size and capabilities can be expanded depending on the mission requirements, from a small frame UAV (or drone) to potentially a heavy lift cargo and even passenger transport aircraft, either manned or unmanned. Halo is expected to compete favorably with and exceed the performance of other VTOL aircraft in terms of speed, acoustics, maneuverability, efficiency, duration and safety.

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The Halo platform is essentially a powered lift type of system with characteristics of tiltrotors and tiltwings and differs from rotorcraft such as the helicopter in its lift and forward propulsion mechanisms during horizontal flight, which has several advantages. Powered lift is one of seven main categories of aircraft classifications designated by the U.S. Federal Aviation Administration (FAA) and is defined as “a heavier-than-air aircraft capable of vertical take-off and landing (VTOL) and low speed flight that depends principally on engine-driven lift devices or engine thrust for lift during these flight regimes and on non-rotating airfoils for lift during horizontal flight.” In tiltrotors and tiltwings one or more powered rotors are used for both lift and forward propulsion, essentially combining the vertical take-off and landing capability of a helicopter with the efficiency, range, speed and cruise altitude of a conventional fixed-wing aircraft. For vertical flight, the rotors are horizontally angled to provide thrust upwards, lifting in the manner that a helicopter rotor operates. As the aircraft gains speed and altitude, the rotors progressively rotate or tilt forward, either moving independently of the wing or integrated and moving with the wing, eventually becoming perpendicular to the fuselage of the aircraft and functioning similar to a propeller in a vertical plane of orientation. Following the transition from vertical to forward flight mode, the airfoil-shaped wing generates the aerodynamic forces for lift and the rotor supplies the thrust. The wing’s greater efficiency, in conjunction with the rotor positioning, assists these aircraft in achieving higher forward speeds than helicopters, which are limited due to retreating blade stall. Tiltrotors and tiltwings are also inherently quieter in forward flight.

The Company is a member and tenant of the Research Park at Florida Atlantic University (FAU) in Boca Raton, Florida, which is part of the university and adjacent to the Boca Raton Airport. FAU is one of the top engineering schools in the state, and part of the National Science Foundation’s Industry/University Cooperative Research Center Program called the Center for Advanced Knowledge Enablement (CAKE). The 70-acre Research Park, home to many technology companies and research-based organizations, would become the site of AAT’s main office. FAU recently opened a center for Artificial Intelligence and Connected Assured Autonomy through their College of Engineering and Computer Science, which is applicable to advanced aircraft systems. The Company will collaborate with FAU’s academic team, both faculty and students, through a series of joint research initiatives. The relationship with FAU would also potentially assist AAT with access to grant programs and financing opportunities.

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Intellectual Property

AAT acquired all intellectual property rights to the Halo aircraft, both domestically and internationally, including patents and applications for patents, on October 2, 2018. A Halo aircraft utility patent was filed on September 28, 2018, which is a continuation of U.S. Patent Application Serial No. 12/157,180, filed June 5, 2008, which claims the benefit of and priority to U.S. Patent Application Serial No. 60/941,965, filed June 5, 2007, with both prior applications fully incorporated in their entireties and for all purposes. The Company received a Notice of Allowance from the U.S. Patent and Trademark Office dated June 10, 2019 on the major claims in the patent application, which indicates the agency’s intent to issue a patent. The Company plans to file a design patent application with the U.S. Patent and Trademark Office for legal protection to cover the unique and distinct appearance or configuration of Halo, as well as file for trademarks to register the brand name and intended use, logo design and a few expressions.

Market Opportunity

An emerging segment of the aviation industry attracting significant investment is the development of autonomous and semi-autonomous vertical take-off and landing (VTOL) unmanned aerial vehicles (UAVs). The quintessence of contemporary aeronautical science and engineering, these mostly electric or hybrid-electric aircraft include small remotely controlled UAVs as well as larger passenger and cargo UAVs, which are targeting short-haul, on-demand transport of passengers and freight, called urban aerial mobility (UAM). The feasibility of these more lightweight and efficient aircraft designs is made possible through advances in composite materials, additive manufacturing (3D printing), miniaturization of electronics, computer processing speed, battery power and electromagnetic propulsion. The UAV has become a viable, low cost alternative in many VTOL applications previously dominated by the helicopter, including aerial photography and videography. Among its advantages in aerial filming are its size, acoustics, low cost of operation, low altitude flying and superior maneuverability. Because of UAVs’ explosive growth over the past few years and their anticipated ubiquity in the future, new regulations are being formulated to allow their safe integration into low altitude civil airspace. Stakeholders shaping this integration process include aircraft manufacturers, ridesharing companies, governmental regulatory agencies and civil transportation authorities, all of whom are working toward establishing standards and overcoming the variety of issues involved with its implementation. Key technologies impacting the development and implementation of this VTOL aircraft segment for fully autonomous applications include high speed (5G) data transmission and artificial intelligence. Also drawing interest is the development of VTOL and hover capable rotorcraft that can accomplish many of the civilian and military transport functions of a helicopter, but are faster, quieter, less complex to operate and safer on the ground. Helicopters have been around for over 80 years and have been improved significantly with advanced flight control systems but remain extremely complicated to fly and have performance limitations based on their fundamental flight principles. Due to a condition called retreating blade stall, also known as dissymmetry of lift, helicopters have a maximum forward speed of about 250 miles per hour. Additionally, helicopters produce high noise levels, due primarily to rotor blade vortex interaction and vibration, and have high operating costs. Most of the modernization activity in vertical lift aircraft design over the past few decades has been directed toward modification of existing platforms.

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As a new, scalable aerial platform, Halo could potentially compete against virtually all categories of manned or unmanned aircraft and be used in a wide range of consumer, commercial or military applications. The most direct competition for Halo would be other VTOL capable aerial vehicles, which includes any rotorcraft or powered lift aircraft, including small remotely controlled consumer UAVs (or drones), large military UAVs, helicopters and tiltrotors.

The UAV industry has experienced remarkable growth worldwide over the past decade, and most dramatically over the past five years, across the military, civilian governmental and commercial sectors. Industry forecasters view the booming UAV market as early-stage with significant potential, and as a result, expect the strong performance to extend well into the foreseeable future. A November 2018 market study by Teal Group Corporation, a leading U.S. aerospace and defense market analysis firm, predicts that UAVs will be the most dynamic growth sector of the global aerospace industry, more than tripling over the next decade. Critical factors driving the market’s continuing fast-paced surge include worldwide military adoption of UAVs, increased use of UAVs in commercial and civil government applications, ongoing high capital investments in UAV technologies, consolidation of UAV businesses through acquisitions and synergistic partnerships, and the changing regulatory environment for UAVs’ operation in manned airspace. The commercial sector is forecast to register the fastest compound annual growth rate (CAGR), outpacing both the military and civilian sectors; however, military spending will continue to be dominant, representing over 70 percent of all UAV industry revenue.

The overwhelmingly dominant hardware manufacturer for consumer UAVs is DJI, a Chinese company with an estimated 74 percent global market share. For professional grade UAVs, their share is approximately 85 percent, according a survey by Skylogic Research. DJI reported revenues of $2.83 billion in 2017, which represents an 80 percent increase over the prior year. The next largest UAV manufacturer is another Chinese company, Yuneec, with an estimated 5 percent market share, followed by 3D Robotics, a U.S. company, and Parrot, which is based in Paris, France. The U.S. is the largest UAV market in the world and will remain the largest for the foreseeable future. According to the FAA, there were around 1.1 million civilian UAVs in the U.S. at the beginning of 2018 based on registrations, which is projected to more than double in 2019, exceeding 2.4 million units.

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The U.S. is the world’s leader in the deployment and development of military UAVs, with some of the most sought-after systems in the world. A decade of extensive operational work with UAVs has given the U.S. military tremendous experience with the architecture, design, and employment of UAV technology. Based on an assessment by Global Market Insights, the larger, higher value systems procured by the U.S. will drive the relative strength of the U.S. military market in the coming years. Military UAV manufacturing in the U.S. is led by General Atomics and Northrop Grumman with over 50 percent of the market. Spurred by new venture capital funding, UAV startups are continuing to enter the market while existing companies are consolidating, introducing new products and components, and shifting toward software and end-to end-solutions for niche markets to maintain market relevance. As UAVs become more widely deployed and accepted, regulatory agencies will need to begin identifying and tracking them as with other aircraft, ultimately bringing them into the air traffic networks. While there are 195 countries in the world, each at a different stage of UAV implementation, the UAV industry will likely be dominated by the largest economies, led by the U.S., China, Japan, Germany and the U.K. India will become the fastest growing commercial market for UAVs, having legalized their use in December 2018. According to a 2016 report by Goldman Sachs, the total market for UAV technologies over the five-year period from 2016-2020 is projected at $100 billion. Approximately 70% of this figure, or $70 billion, would be linked to military activities, while the commercial business, which represents the fastest growth sector, is projected to reach $13 billion over this period. Leading the growth in the commercial sector are the construction and agriculture industries, which require UAVs for mapping, inspections, surveying and maintenance.

UAVs were originally developed by the military to provide aerial surveillance without risk to personnel and evolved into highly capable aircraft for deployment in a variety of missions, including combat, replacing more expensive aircraft. The foundational technologies pioneered and implemented in military UAV programs, as well as smartphone technology and other advancements within the past decade, have enabled UAVs to become powerful tools and a cost effective, reliable and safer option in an expanding list of business applications across almost every industry. Among the areas experiencing dramatic improvements in recent years are electric propulsion, batteries, navigation systems, computer processing, camera systems, stabilization equipment, imaging sensors and analytics software. Many companies, realizing the value of UAVs, are incorporating them into their business processes, through purchasing complete hardware and software packages or through third party service providers. The growing commercial use of UAVs has led to the FAA and other agencies to begin formulating standards and regulations which will enable these aircraft to be identified by air traffic control and integrated into the National Airspace System. The benefits of UAV technology for commercial use will only be optimized, however, when both technological capabilities and regulations allow for fully autonomous operation beyond visual line of sight. Smart UAVs are the next big revolution in UAV technology, particularly with the arrival of 5G’s high-speed transmission across mobile networks. High-speed, secure wireless network connectivity, such as 5G, is required to safely expand UAV operations and unlock the true potential of UAVs in commercial applications. Latency, or transmission delay, is one of the technical issues which has limited fully autonomous deployment but can be almost completely overcome through 5G.

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An application whose implementation will be dependent upon the development of autonomous enabling technologies is the use of UAVs in delivery services, or logistics. This application field is receiving significant attention and investment worldwide, and progress is being made on several fronts. According to analysts at Research and Markets, the market for delivery UAV services is projected to reach $29.06 billion by 2027. UAVs have the potential to change last-mile delivery economics for smaller and lighter packages as they could replace many deliveries currently made by traditional delivery vehicles. Since UAVs are not constrained by road infrastructure and congestion, they can theoretically deliver packages faster than a car/truck from a close-by storage location. UAVs can fly over difficult terrain, water or rural areas with poor infrastructure in many cases, or take a much shorter route. Improving the speed of package delivery with lower cost of operation and environmentally friendly technology using unmanned aerial transport systems is currently an area of intense interest among major e-commerce and mass market retailers like Amazon and Walmart, tech giants like IBM and Google, and logistics companies like DHL and UPS. Even some fast food restaurant chains like Domino’s are looking at the potential for food delivery using UAVs. Leading aircraft manufacturers, including Boeing, Airbus and Bell, have become involved with designing these unmanned vehicles and systems for package and cargo transport and delivery, with several prototypes in the process of field testing. Over the past few years, thousands of patents and applications for patents relating to UAV package delivery systems have been granted or filed. Halo plans to design a delivery system architecture to meet the challenges of this emerging field of application.

In addition to participating in the small UAV market, the Company will also begin to look at developing larger, scaled-up aircraft using the Halo platform, both manned or unmanned, and other potential applications in aviation. Among the prospective VTOL applications for Halo is short-haul on-demand or scheduled passenger or cargo transport, called urban aerial mobility (UAM). Urban aerial transport vehicles are designed for efficient, low-altitude, inter- and intra-city flights through electrically powered VTOL aircraft (eVTOL). UAM is receiving the attention of major aircraft manufacturers like Airbus, Bell and Boeing, and transportation services companies like Uber, with several prototypes already built. There are an estimated 150 companies worldwide in the process of designing and developing these VTOL capable aircraft. The development timeline and budget for these more sophisticated types of Halo aircraft are significantly increased, due to the stringent testing and certification requirements. While the technology to develop, produce and fly these aircraft on a manned or semi-autonomous basis is available today, and a number of companies are well along in the process, the actual implementation will likely take many years due to lagging regulatory and infrastructure reforms. Most of the major issues related to regulations, airspace integration and infrastructure that will impact the rollout and penetration of these UAM systems are being addressed and seem to be moving in the right direction. Fully autonomous versions are dependent on real time data transmission, such as 5G technology, and would be even further out. Given the expected lag in federal regulations, integration policies and infrastructure, the Company believes that Halo has the opportunity to become one of the early players in the urban aerial mobility (UAM) market, which may include air taxi service, personal air travel, air ambulance and cargo transportation. Anticipating the materialization of this new market, more than 150 companies worldwide, from well-established aircraft manufacturers to entrepreneurial entries, are in the process of designing and developing short and medium range VTOL-capable aerial vehicles for civilian on-demand and scheduled point-to-point urban transport. These companies want to be part of this emerging aviation segment that is considered to represent the next frontier in commercial aviation. According to a 2018 study by Booz Allen Hamilton, over $1 billion in investment has already been directed to these companies. The convergence of several key trends has enabled the viability of lightweight VTOL aircraft as an option in urban transit, if only on a limited or niche basis. An optimistic scenario by Goldman Sachs projected the demand for air taxis worldwide amounting to $70 billion annually by 2035, requiring an overall production capacity of 50,000 new aircraft a year. John Langford, President and founder of Boeing’s Aurora Flight Sciences, believes an operational air taxi system could make its debut in the mid-2020’s.

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Another VTOL market that may be targeted with the Halo platform is the more powerful long-range, heavy lift manned commercial or military transport aircraft, which is dominated by the helicopter. Halo aircraft designed for this market would be built for payload capacity, higher altitude and endurance, are likely to be powered by engines used for conventional manned aircraft with similar performance requirements. According to research firms ReportBuyer and GlobalData, the global helicopter market, which includes both military and commercial aircraft, was valued at $31.5 billion in 2017 and is projected to increase to $40.4 billion by 2027. The U.S. military’s Future Vertical Life (FVL) initiative, established in 2009, was a plan to replace the aging fleet of helicopters with a new family of next-generation rotorcraft.

Development Strategy

AAT plans to introduce the Halo platform as a small, high-performance UAV, which would primarily be used for consumer and commercial applications and operate under Part 107 of FAA regulations. The strategy for initially manufacturing a mini-UAV version of Halo includes low regulatory and certification hurdles, reduced development costs, a relatively short timeline to market, and proof of concept validation, which will assist in the development of future scaled up models. The initial design features a globular, high visibility medial fuselage, designed for hemispherical viewing. Improved safety on the ground, low noise levels and the ability to operate in more confined environments are among Halo’s many advantages over typical open rotor UAVs. Another variant of Halo, intended mainly for military applications, would have a wedge-shaped aerodynamic fuselage for greater speed and stealth. Halo aircraft used for military purposes will likely be developed in coordination with the Department of Defense (DOD), with mission-specific transport, offensive or defensive capabilities and integrated within the military’s existing air support structure. The niche opportunities for Halo may include ISR operations, communications relay or even tactical weapons delivery. According to its FY 2019 budget request, the DOD is looking specifically for UAVs that can improve the situational awareness of small units and that are able to perform complex missions in urban environments such as reconnoitering a building.

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AAT will follow commonly accepted aircraft development processes and methods in the design and engineering of Halo. After outlining the specific performance objectives of Halo as a small UAV, the Company’s multidisciplinary engineering team will concentrate its efforts on further developing the conceptual design, concentrating on fundamental aerodynamics and the main structural and mechanical components of the aircraft. Using a project management approach, the goal is to complete the conceptual design through a digital mock-up within six months, and a more detailed design and functioning prototype by the end of the following 12 months. Computer-generated 3D modeling and simulations will be used to configure a basic functioning aircraft that will lift, hover, and transition to forward flight, as well as help determine if modifications will be needed to the airframe or movable surfaces to promote stability and maneuverability. In the next phase of design, the team (internal and external) will focus on developing the supporting systems, including propulsion, navigational and control systems, payloads, and optimization of all elements of the aircraft. The analysis involved in this level of the development process will include CFD (computational fluid dynamics), MBD (multibody dynamics) and FEA (finite element analysis) to determine the aircraft’s performance under various conditions. The Company intends to build a series of consumer mini-sized UAV prototypes, which will be fabricated, revised and field tested over several months to demonstrate proof of concept. After the design is finalized, the Halo UAV will be considered for the wide-ranging needs in each of the potential VTOL UAV market segments, which will be prioritized based on the opportunities. With a working model, the Company can seek strategic alliances, joint ventures or licensing agreements for certification, manufacturing and distribution of particular aircraft for the various respective applications.

CONSIDERATIONS RELATED TO OUR BUSINESS

The Company is in its development stage and has limited operating history.

Although the Company’s intellectual property dates back to 2008, the Company has only been operating for just over one year. The Company will need to continue building its team to complete the preliminary design phase of the aircraft. Since these individuals will not have worked together, there will likely be personnel changes as the development process proceeds, which may cause disruptions in workflow. The Company is also moving into a new location, which will require proper implementation of security protocols, IT infrastructure, a project management system, policies and procedures, in addition to meeting the demanding reporting requirements as a new public company. These challenges will place additional demands on management’s time which may create temporary delays in the development process.

The Company anticipates significant operating losses into the future and additional capital may be required.

Since the Company is still in the process of developing a new type of aircraft there is no revenue and there will be significant operating losses into the foreseeable future. There is no assurance that the Company will be able to raise the capital that will be required to sustain operations. Furthermore, any equity or debt financings, if available at all, may be on terms which are not favorable to the Company (and therefore its shareholders) and, in the case of a new equity offering by the Company, existing shareholders will be diluted unless they purchase their proportionate share of the equity offering. If adequate capital is not available on economically viable terms and conditions, the Company’s business, operating results and financial condition may be materially, adversely affected.

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There is no assurance that the Company will be able to accomplish the design and engineering needed to demonstrate that the aircraft can operate as planned.

Because of unanticipated technological hurdles or the inability to assemble a qualified team to address these challenges, the Company may not be able to meet the aircraft’s performance objectives that are needed to be competitive in the various targeted markets.

The development timeline for the aircraft could expand.

Due to unexpected challenges, the length of time to develop the aircraft may become expanded, causing cost overruns and potentially demanding the infusion of large amounts of capital and other financing, which may not be available. Because of the long timeline, there is also uncertainty regarding the uniqueness or advantages of the aircraft at the time it is introduced into the market.

The aerial platform is still being developed and specific market applications have not been finalized.

Because we are in an early stage of development, there is no certainty as to which market applications will be prioritized and targeted for the aircraft, as well as the associated timelines and costs involved when the Company reaches that point of determination after the platform has been proven. There is no assurance that the required selling price of our aircraft or its various models will be competitive.

The company will face significant industry competition.

Our aircraft will compete with hundreds of domestic and international aircraft companies, many well-capitalized, including some who are among the largest aerospace companies in the world, developing VTOL aircraft. The Company could face significant competition from companies who have developed or are developing alternative technologies that could render our aircraft less competitive than planned. Many existing potential competitors are well-established, have or may have longer-standing relationships with customers and potential business partners, have or may have greater name recognition, and have or may have access to substantially greater financial, technical and marketing resources.

The Company is dependent on key personnel.

The success of the Company depends on its ability to identify, hire, train and retain highly qualified, specialized and experienced management and technical personnel. In addition, as the Company enters new phases in the development process, it will need to hire additional highly skilled personnel. Currently, competition for personnel with the required knowledge, skill and experience is intense, and the Company may not be able to attract, assimilate or retain such personnel. The inability to attract and retain the necessary managerial and technical personnel could have a material adverse effect on the business, results of operations and financial condition of the Company.

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Operations could be adversely affected by interruptions from suppliers of components that are beyond the Company’s control.

Whenever possible, the Company intends to use tested and certified systems, components and parts developed and manufactured by third-party suppliers. Our aircraft development could be adversely affected by interruptions in the supply of these components. If any of these third parties experience difficulties, it may have a direct negative impact on our development of the aircraft.

Success of the Company is dependent upon it keeping pace with the advances in technology.

The Company’s systems and components may be impacted by rapid changes in technology, including the emergence of new industry standards and practices that could require the Company to make modifications to its platform. Some of these technologies may include autonomy and AI (artificial intelligence). The performance of the Company will depend, in part, on its ability to continue to enhance its existing technology or develop new technology that addresses the increasingly sophisticated and varied needs of the market, license leading technologies and respond to technological advances and emerging industry standards and practices on a timely and cost effective basis. The development of the Company’s proprietary technology entails significant technical as well as business risks. The Company may be unsuccessful in using new technologies effectively or adapting its systems or other proprietary technology to the requirements of emerging industry standards. If the Company is unable to adapt to these changes and demands, the results of operations and financial condition could be materially and adversely affected.

The Company could face liability or disruption from security breaches.

The Company’s development process involves the storage of critical, secure and proprietary information. The Company’s computer infrastructure is potentially vulnerable to both physical and electronic invasions, such as cyberattacks and security breaches. The Company will be required to expend significant capital and other resources to defend against and lessen or correct the adverse effects of these invasions. Any such invasion could result in significant damage to the Company. A person who is able to circumvent the security measures employed by the Company could capture proprietary information; alter or destroy the information of the Company; or cause interruptions of the operations of the Company.

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Misappropriation of the intellectual property and proprietary rights of the Company could impair the competitive position of the Company.

The success of the Company will depend to some extent upon is proprietary patented technology. The legal protections available to the Company can afford only limited protection, and these means of protecting the intellectual property of the Company may be inadequate. The Company relies and will continue to rely on patent, trademark, trade secret and copyright laws, confidentiality agreements, employment agreements, work for hire agreements, and technical measures to protect its intellectual property. The Company cannot assure that the steps taken by it will prevent misappropriation of its technology or that the agreements entered into for that purpose will be enforceable. Effective trademark, service mark, copyright and trade secret protection may not be available in every jurisdiction in which the Company’s products and services are made available online. The intellectual property of the Company may be subject to even greater risk in foreign jurisdictions, as the laws of many countries do not protect intellectual property to the same extent as the laws of the United States. As part of its confidentiality procedures, the Company generally will enter into agreements with its employees and consultants and limit access to its trade secrets and technology. The Company cannot assure or assume, however, that former employees will not seek to start or enhance other competing products or services to the detriment of the Company, its business, results of operations and financial condition. Nevertheless, management believes that the technical and creative skills of its personnel, continued development of its proprietary systems and technology, as well as brand name recognition and development are more essential in establishing and maintaining a competitive market position.

Despite efforts to protect its proprietary rights, unauthorized persons may attempt to copy aspects of its products or services or to obtain and use information that the Company regards as proprietary. Policing unauthorized use of its proprietary rights is difficult and requires constant attention. The Company may be required to spend significant resources to monitor and police its intellectual property rights. The Company may not be able to detect infringement and may lose its competitive position in the market before it is able to ascertain any such infringement. In addition, competitors may design around the Company’s proprietary technology or develop competing technologies.

Intellectual property litigation has become prevalent in the software field. Such litigation may be necessary in the future to enforce the intellectual property rights of the Company, to protect its trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement by the Company. Other companies, including competitors, may obtain patents or other proprietary rights that would prevent, limit or interfere with the ability of the Company to make, use or sell its products and services. Any such litigation by or against the Company, whether the claims are valid or not, could result in the Company incurring substantial costs and diversion of resources, including the attention of senior management. If the Company is unsuccessful in such legal proceedings, the Company could be subjected to significant damages; be required to license technology that is critical to the operations of the Company, if a license is available at a cost which the Company can pay; or be required to develop replacement technologies at substantial cost to the Company in money and time. Any of these results could materially and adversely affect the business, results of operations and financial condition of the Company.

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The Company has broad discretion in the use of the offering proceeds.

The Company has broad discretion with respect to the specific application of the net proceeds of this offering. Currently, the Company intends to apply the net proceeds of this offering toward development of its aircraft systems and related technology, and working capital for operations. There can be no assurance that determinations ultimately made by the Company relating to the specific allocation of the net proceeds will permit the Company to achieve its business objectives.

Many of the regulations involving planned applications of our aircraft are still being established.

The USDOT, FAA (Federal Aviation Administration) and other agencies at the federal, state and local levels are beginning to address some of the numerous certification, regulatory and legal challenges associated with urban air mobility. A comprehensive set of standards and enforcement procedures for these new transport systems will need to be developed. Urban mobility aircraft and their operators must undergo rigorous testing and certification, which may require new or modified airworthiness certification standards. These aircraft will also need to comply with existing regulations or be the subject of new regulations to cover their activities. Current regulations govern operating BVLOS (beyond visual line of sight), passenger transport, operating over people and public streets, privacy, transporting commercial cargo across state lines and instrument-based flight. The integration of UAM into the National Airspace System and air traffic management is a critical factor, requiring a remote identification process for these aircraft. The FAA’s Unmanned Aircraft System Integration Pilot Program (IPP) will provide certification necessary to operate UAVs for certain applications. It is uncertain how new or changed laws and regulations will affect the introduction of our aerial platform into the marketplace. The time and costs involved in obtaining these certifications and regulatory compliance may adversely impact the development process.

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There are demanding regulatory requirements involved in producing, testing and certifying an aircraft.

Once the aircraft has gone through the detailed design phase, prototype manufacturing and flight testing, certification by the FAA will be required. The process to obtain such certification is expensive and time consuming and has inherent engineering risks. These include testing for structural strength and fatigue resistance under various conditions, flight tests to assess stability and handling, performance under various extremes controllability, and failure safety. Delays in FAA certification will likely result in the Company incurring increased costs in attempting to correct any issues, and the Company will not be permitted to deliver any aircraft until it has obtained the necessary certification.

There is no assurance that there will be a liquid public market for our stock.

Although we expect our common stock to be eligible for quotation on the OTCQB in the near future once the Company is caught up on its regulatory filings, there may not be an active trading market in such stock. In addition, there can be no assurance that a regular and established market will be developed and maintained. There can also be no assurance as to the level of liquidity of any market for our common stock or the prices at which our stockholders may be able to sell their shares.

We do not intend to pay cash dividends on our common stock in the foreseeable future.

We currently anticipate that we will retain all future earnings, if any, to finance the growth and development of our business and do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will depend upon our financial condition, capital requirements, earnings and other factors deemed relevant by our board of directors.

Our stock may be subject to certain risks associated with low-priced stocks.

Our common stock is expected to continue to trade on the over-the-counter (OTC) market. The Company is a development-stage company with no present revenues, so the trading price of our common stock may remain below $5.00. So long as our common stock trades below $5.00 per share, the stock will be treated as a “penny stock.” Broker-dealers who sell penny stocks to their established customers must deliver a disclosure schedule explaining the penny stock market and the risks associated with investing in penny stocks prior to any transaction. Additional restrictions apply to broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with a spouse). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided by the broker-dealer to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Broker-dealers may be discouraged from dealing with our common stock if they have to bear these additional burdens, which could severely limit the market liquidity of the common stock and the ability of our stockholders to sell their shares.

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Our stock price is likely to be volatile.

The market price for our common stock will be influenced by many factors and will be subject to significant fluctuations in response to variations in our operating results and other factors such as investor perceptions of the prospects for the aircraft industry, especially as it relates to VTOL (Vertical Take-Off and Landing) aircraft, UAS (Unmanned Aircraft Systems), economic conditions, the financial markets, the regulatory environment, and/or changes in management.

There will be a substantial number of shares eligible for future sale following the reverse merger.

We have issued 3,126,832 shares of our Series A Preferred Stock in the Exchange. Each preferred share is convertible into 1,000 common shares. Once converted, all of these common shares will constitute “restricted shares” within the meaning of Rule 144 under the Securities Act of 1933. All of these shares will become eligible for resale under Rule 144 commencing on the six-month anniversary of the closing of the merger. The sale, or availability for sale, for the foregoing shares could adversely affect the market price of our common stock or impair our ability to raise capital through future sales of our common stock.

MARKET FOR OUR COMMON STOCK

Market Information

Our common stock trades over-the-counter and is quoted on the OTC Pink under the symbol “BANJ.” Currently, OTC Pink has placed a “stop sign” on the trading symbol as the Company is not current in its filings. The table below sets forth the high and low bid prices for our common stock as reflected on the OTC Pink for the period described. Trading is sporadic and limited. Quotations represent prices between dealers, do not include retail markups, markdowns or commissions, and do not necessarily represents at which actual transactions were affected.

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	(U.S. $)
Fiscal 2019	LOW	HIGH
Quarter ended 09/30/19	$0.0038	$0.061

Fiscal 2018
Quarter ended 06/30/19	$0.0017	$0.0195
Quarter ended 03/31/19	0.0017	$0.0025
Quarter ended 12/31/18	0.0017	$0.0051
Quarter ended 09/30/18	0.0032	$0.0098

Fiscal 2017
Quarter ended 06/30/18	$0.0032	$0.0200
Quarter ended 03/31/18	0.0035	0.0086
Quarter ended 12/31/17	0.0033	0.0225
Quarter ended 09/30/17	0.0020	0.0080

Holders of Common Equity

As of September 30, 2019, we had 69,584,149 common shares outstanding, held by approximately 130 holders of record.

Dividend Policy

We have never declared or paid dividends on our common stock. We do not expect to pay dividends in the future.

EXECUTIVE AND DIRECTOR COMPENSATION

The following summary compensation table sets forth information concerning the compensation paid by the Company for the fiscal years ended June 30, 2018 and June 30, 2017 to those persons who were, at June 30, 2018, (i) the chief executive officer, (ii) the chief financial officer, (iii) all executive officers and (ii) the other most highly compensated executive officers of Banjo & Matilda, whose total compensation was in excess of $100,000 (the “named executive officers”). The Company is planning to file a 10K for fiscal year ended June 30, 2019, which will include an updated compensation table for prior executives and directors. No compensation has been granted to the current executives or management.

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Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total
Brendan Macpherson	2017	$165,611	$0	$0	$0	$0	$0	$0	$165,611
Chief Executive Officer	2018	$175,547	$0	$0	$0	$0	$0	$0	$175,547

Belynda Storelli Macpherson,	2017	$122,675	$0	$0	$0	$0	$0	$0	$122,675
Chief Creative Officer	2018	$130,035	$0	$0	$0	$0	$0	$0	$130,035

Outstanding Equity Awards at Fiscal Year End

For the year ended June 30, 2018, no director or executive officer has received compensation from the Registrant pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan, although we anticipate that we will compensate our officers and directors for services to us with stock or options to purchase stock, in lieu of cash.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth as of September 30, 2019, information with respect to beneficial ownership of the Company’s common stock by:

•	Each person known to the Company to own beneficially more than 5% of our outstanding common stock, either before or immediately after the merger.

•	Each of the post-Merger directors and executive officers of the Company.

•	All of our post-Merger directors and executive officers as a group.

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Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of common stock subject to any warrants or options that are presently exercisable or exercisable within 60 days of September 30, 2019, are deemed outstanding for the purpose of computing the percentage ownership of the person holding the warrants or options, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The numbers reflected in the percentage ownership columns are based on a fully diluted basis of the Company’s common stock outstanding after a conversion of the Series A Preferred Stock into Common Shares. The persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name of Beneficial Owner	Number of Series A Preferred Stock	Percentage Represented on a Fully Diluted Basis
Russell Randall	990,000	30%
Misha Holdings, LLC (1)	990,000	30%
Ancient Investments, LLC (2)	256,667	7.80%
Basil Consulting, LLC (3)	256,667	7.80%
Christopher Sawchuk (4)	256,667	7.80%
Spider Investments, LLC (5)	170,000	5.15%
All directors and executive officers as a group (two persons)	426,667	12.95%

(1) Ms. Elena Fuller has control and dispositive power over Misha Holdings, LLC and is the beneficial owner of Misha Holdings, LLC.

(2) Mr. Keith Duffy is the Chairman and Chief Executive Officer of the Company, and is a beneficial owner of Ancient Investments, LLC.

(3) Mr. Cameron Cox is an Advisor to the Company and has control and dispositive power over the shares owned by Basil Consulting, LLC and is the beneficial owner of Basil Consulting, LLC.

(4) Mr. Christopher Sawchuk is the Chairman of the Board of Advisors.

(5) Mr. Edward C. DeFeudis is a Director of the Company, and has control and dispositive power over Spider Investments, LLC and is the beneficial owner of Spider Investments, LLC.

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MANAGEMENT

Information concerning the management of the Company is set forth in Item 5.02 below.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the Exchange Agreement, the Company agreed to issue to the members of AAT 2,750,000 shares of the Company’s Series A Preferred Stock and as of October 3, 2019, AAT has issued Convertible Notes in the amount of $273,000 that may be exchanged into 81,900 Series A Preferred Stock.

ITEM 5.01 CHANGE IN CONTROL OF REGISTRANT

Reference is made to Item 1.02. As a result of the Exchange, the former shareholders of AAT have acquired 2,750,000 shares of Series A Preferred Stock, which represents approximately 83.4% of the outstanding shares of the Company after giving effect to such issuances.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Changes to the Board of Directors and Executive Officers. Upon the closing of the Merger, pursuant to the Merger Agreement, Brendan MacPherson and Belynda Storelli MacPherson resigned as directors and officers of the Company, Keith Duffy was appointed Chairman of the Board of Directors and Chief Executive Officer, and Edward C. DeFeudis was appointed to the Board of Directors.

All of the new directors will serve as directors until the Company’s next annual meeting of stockholders and until their successors are duly elected and qualified.

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MANAGEMENT AND ADMINISTRATION TEAM

Keith Duffy, Chairman of the Board and CEO

Mr. Duffy has over thirty years of experience in investment banking, management, finance, strategic planning and operations, and has been a principal in a number of start-up companies. He arranged the merger of American Aviation Technologies with a public company and established the relationship with Florida Atlantic University (FAU), preparing the white paper that was presented to the Research Park at FAU Authority. He was formerly the founder and CEO of a public company and the founder and CEO of two bank holding companies, a software development company and a biotech company now trading on NASDAQ. Mr. Duffy trained to be a private pilot when he was 16 years old and worked at an FBO at the Palm Beach International Airport after college to further his knowledge of the aviation industry. He has held a variety of management, accounting and finance positions over the years. He has been a licensed securities broker and currently holds a real estate license and a NMLS mortgage broker’s license in Florida. He has also served on the Florida Bar Grievance Committee. Mr. Duffy attended Wake Forest University and Rollins College, where he earned a B.A. Degree in Business Administration and Mathematics in 1982.

Scott Duffy, Executive Director, Corporate Operations

Scott Duffy has over thirty years of experience in management, operations, strategic planning, information technology, statistical analysis, marketing and promotion, and sales development. He has collaborated with his brother Keith over many years to develop plans and research for a wide range of start-up companies, including American Aviation Technologies and the Halo project. As Senior Vice President, Operations and Administration at Globe Marketing Services, he was responsible for planning and coordinating the activities of internal management and the support staff to meet corporate objectives. As Newsstand Circulation Director at American Media, one of the largest publishers in North America, he was responsible for the $545 million retail sales division, overseeing both international and domestic distribution. Over his career he has been instrumental in increasing profitability though optimizing core competencies. Mr. Duffy was a co-founder and principal in a number of real estate development projects beginning in 2006. Mr. Duffy trained to be a private pilot when he was 16 years old and has always been interested in aviation. He attended Wake Forest University and Rollins College, where he earned a B.A. in Business Administration and Mathematics in 1982.

Brian Carey, CFO

Brian Carey is an entrepreneur and business development specialist who built and ran a successful accounting, tax and business management firm for over 30 years. He started a financial management/insurance and investment firm in 1984, then expanded it to add accounting, tax preparation and business planning and management services in 1986 called Carey Associates Accounting and Tax Services. More recently, Mr. Carey was the owner and manager of BCGR Tax and Financial Services. This company also provides business start-up and development services to a limited number of client/partner companies. He holds a Bachelor of Accounting Degree from Penn State University.

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Edward C. DeFeudis, Director

Mr. DeFeudis is a venture investor and serial entrepreneur spanning multiple industries. His investments focus on late seed, bridge and Series A rounds. He has a knack for understanding complex disruptive technology and enjoys finding rare opportunities that create first mover advantage. Mr. DeFeudis is a financial professional who has served on the executive management team and board of directors of several early-stage companies. He has structured and secured multiple financings while serving as point person to investors, funds, and investments banks, which has lead to hundreds of millions of dollars in capital formation. He is extremely detail oriented, and understands complex legal positioning.

Pablo Lavigna, CTO

Pablo Lavigna has over fifteen years of experience in the Information Technology and Software Engineering field. He developed extensive experience as Director of Information Technology operations at a private firm. Mr. Lavigna has developed and implemented network security procedures and developed software for multiple industries. He holds several Microsoft and CompTIA certifications including Microsoft Certified System Engineer (MCSE), Microsoft Certified System Administrator (MCSA), and Microsoft Certified Professional (MCP), and CompTIA Security+. Mr. Lavigna attended Florida International University where he earned his degree in Information Technology and Business with Magna Cum Laude Honors.

BOARD OF ADVISORS

Christopher Sawchuk, Chairman of the Board of Advisors

Mr. Sawchuk is a Principal, Global Practice Leader and leadership team member with The Hackett Group, an intellectual property-based strategic consultancy to global companies. He has over 20 years of experience successfully advising hundreds of Fortune 500 as well as midsized companies across all industries globally providing operational and transformational guidance in strategy and organizational change as well as process design and digital technology enablement. Mr. Sawchuk is globally recognized (and won several awards) in his specialty of supply management including strategic sourcing and risk management. He is a current and past member of the advisory boards of several developing companies. Mr. Sawchuk’s background includes engineering, operations and sales roles with both United Technologies and IBM. He holds a Bachelor’s Degree in Electrical Engineering from Union College and a Master’s Degree in Business Administration from Binghamton University (State University of New York).

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Fred Rustmann, Jr., Advisor

Fred Rustmann is the founder and chairman of CTC International Group. He retired from the CIA Clandestine Service as a member of the Senior Intelligence Service after a career spanning more than 24 years with assignment posts to eight countries in Asia, Europe and Africa. Mr. Rustmann was heavily involved in the collection of foreign intelligence from human and technical sources.

Barbara Higgins, Ph.D., Advisor

Barbara Higgins is a seasoned investor with experience in multiple industries. Her investment portfolios include residential, recreational and agricultural land projects throughout the United States. She has also served as project manager for numerous residential home restorations and renovations in several states. Ms. Higgins serves as the financial manager for multiple accounts, estates and trusts and was employed in a civilian capacity for Naval Intelligence and Las Fuerzas Aereas Interamericanas in Panama.

Lisa Ruth, Advisor

Lisa Ruth is the President and CEO of CTC International Group. She served as an officer with the CIA for 15 years, as both an analyst and a Special Projects Officer. Her specialties include Latin America, counterterrorism, counterinsurgency, tracing and identifying money laundering and arms transfers. She also completed tours in the CIA and White House Operations Centers, providing 24-hour intelligence support to high-level U.S. policy makers.

Cameron Cox, Advisor

Mr. Cox has over 20 years of business experience in real estate, finance, business development, venture capital, mergers and acquisitions. He has been a principle in many startup companies including some in the public arena. Mr. Cox served in the U.S. Army as a 15T Blackhawk helicopter Crew Chief and became a Distinguished Honor Graduate of the U.S. Army. He was formerly the President and CEO of several technology and real estate companies. He holds an active real estate license in the State of Florida and is a graduate of Michigan State University with a BA in the Art and Science of Communication. Further, Mr. Cox attended Westminster Theological Seminary for a MDIV (Master of Divinity) and the University of South Florida for his MBA.

Employment Agreements

The Company presently does not have employment agreements with any of its officers.

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Director Independence; Standing Committees

The Company believes that Messrs. Duffy and DeFeudis, do not qualify as “independent directors” under the Nasdaq Stock Market’s listing standards, when they join the Board of Directors upon reconstitution of the Board as described in this Information Statement.

The Company’s common stock is traded on OTCPink under the symbol “BANJ,” and is delinquent in its SEC filings. The OTCPink trading platform does not maintain any standards regarding the “independence” of the directors for our Board of Directors, and we are not otherwise subject to the requirements of any national securities exchange or an inter-dealer quotation system with respect to the need to have a majority of our directors be independent.

The Company’s Board presently has no functioning standing committees. After the Exchange, the Company expects to adopt new charters for the various committees.

Involvement in Certain Legal Proceedings

To the Company’s knowledge, there are no material proceedings to which any current or proposed director, officer or affiliate of the Company, any owner (of record or beneficially) of more than 5% of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Code of Ethics

The Company has adopted a Code of Ethics to provide guidance to our executive officers regarding standards for conduct of our business, which code has been delivered to all of our executive officers. A copy of our Code of Ethics will be furnished without charge to any person upon written request. Requests should be sent to Secretary, American Aviation Technologies, Innovation Centre #1, 3998 FAU Blvd., Suite 309 Boca Raton, FL 33431.

Communication with Directors

Stockholders or other interested parties may communicate with the Company’s directors by sending mail to: Innovation Centre #1, 3998 FAU Blvd., Suite 309 Boca Raton, FL 33431.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banjo & Matilda, Inc.

Date: October 4, 2019	By:	/s/ Keith Duffy
Keith Duffy, Chief Executive Officer

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